Exhibit 10.6
SECOND AMENDMENT TO
THE J. M. SMUCKER COMPANY DEFINED CONTRIBUTION
SUPPLEMENTAL RETIREMENT PLAN
     The J. M. Smucker Company Defined Contribution Supplemental Retirement Plan established effective May 1, 2008 (the “Plan”) hereby is amended effective May 1, 2008, by the J. M. Smucker Company (the “Company”).
     WHEREAS, the Company desires to amend the Plan to clarify certain provisions of the Plan.
     NOW, THEREFORE, the Plan is hereby amended to provide as follows:
     1. Section 1.15 is hereby amended and restated in its entirety to provide as follows:
“Specified Employee” refers to an individual defined in Code §416(i) without regard to paragraph (5) of that section as of the date of the individual’s Separation from Service determined as provided in Treasury Regulation §1.409A-1(i).”
     2. Section 4.7 is hereby amended and restated in its entirety to provide as follows:
“Under no circumstances, other than death, will a Participant who is a Specified Employee, as of the date of the Participant’s Separation from Service, receive a distribution under the Plan earlier than six (6) months following such Participant’s Separation from Service.”
     3. Section 4.8 is hereby amended and restated in its entirety to provide as follows:
“Notwithstanding the above provisions, no amount may be distributed from the Plan if the Company reasonably anticipates that such amount would not be deductible under Code §162(m), as determined by the Board of Directors in its sole discretion, and in accordance with Code §409A and the Treasury regulations promulgated thereunder.”
     4. New Sections 4.9, 4.10 and 4.11 are hereby added to the Plan to provide as follows:
“4.9 Distribution of Small Amounts.

If, at any time following Separation from Service or termination of employment, a Participant’s benefit under the Plan is less than $10,000, the Company may elect to distribute such account balance in a lump sum payment regardless of the Participant’s election.
4.10 Distributions of Amounts Deemed Includable in Gross Income.
Notwithstanding any provisions of the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount of a Participant’s benefit under the Plan is includable in the gross income of the Participant and subject to tax, the Board of Directors of the Company may, in its sole discretion, and in accordance with Code §409A and the Treasury regulations promulgated thereunder, permit a lump sum distribution of an amount equal to the amount determined to be includable in the Participant’s gross income.
4.11 Distributions of Amounts in Violation of Securities Laws.
Notwithstanding any provisions of the Plan to the contrary, a payment under the Plan may be delayed if the Company reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law, in the Company’s sole discretion, and in accordance with Code §409A and the Treasury regulations promulgated thereunder, provided that the payment is made on the earliest at which the Company reasonably anticipates that the making of the payment will not cause such violation.”
     5. A new Section 7.13 is hereby added to the Plan to provide as follows:
“7.13 Compliance with Code §409A.
To the extent applicable, it is intended that this Plan and any deferrals of compensation made hereunder comply with the provisions of Code §409A. This Plan and any deferrals or compensation made hereunder shall be administrated in a manner consistent with this intent, and any provisions that would cause this Plan or any grant made hereunder to fail to satisfy Code §409A shall have no force and effect until amended to comply with Code §409A (which amendment may be retroactive to the extent permitted by Code §409A and may be made by the Company without the consent of Participants). Any reference in this Plan to Code §409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to Code §409A by the U.S. Department of the Treasury or the Internal Revenue Service.”
IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed as of the 19th day of December, 2008.

The J. M. Smucker Company

By	/s/ Richard K. Smucker

Executive Chairman and Co-CEO		Title

“COMPANY”

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